Exhibit 99.1

OptimizeRx Continues Webinar Series, Introducing Innovative Ideas for Transforming New Medication Launches

Presented in Collaboration with the Digital Health Coalition and Diligent Health Solutions

ROCHESTER, Mich. – September 21, 2020 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies, physicians and patients, will resume its webinar series this week with a panel of industry experts and thought leaders presenting innovative ideas for improving medication launches.

OptimizeRx is presenting this webinar in collaboration with the Digital Health Coalition and Diligent Health Solutions. The organizations have teamed up to address pain points in patient adherence to new medications that present undesirable side-effects. The discussion will focus on ways life science companies can deliver more effective programs for such medications, and achieve better outcomes for patients and their care teams.

A panel of industry experts will discuss a new case study of an innovative and highly successful patient engagement program that helped patients successfully navigate the side effects of treatment and adhere to life-extending therapy.

The panel will be moderated by Mark Bard, co-founder of The DHC Group, and Rebecca Love, MSN, RN, principal of clinical innovations for OptimizeRx. They will be joined by Mary Anne Greenberg, CEO of Diligent Health Solutions; Eugene Borukhovich, COO of YourCoach.Health and former Global Head Digital Health at Bayer; and Chris DiCostanzo, vice president of client relations at OptimizeRx.

Topic: Innovative Ideas to Transform New Medication Launches: Case Study and Panel Discussion

Launching a new medication in a complex disease state is often fraught with complications that can impact medication adherence. While new medications can improve a patient’s quality of life, they can also present significant side effects that result in patients abandoning treatment. When patients are faced with a life-threatening disease, unexpected or misunderstood side effects can trigger fears that the medication is having an adverse effect or worsening their condition.

This webinar will discuss innovative and best-in-practice approaches to new drug launches that explore the art, science and psychology of treatment and medication adherence. It will explore the complexities involved but also the opportunities for life science companies to deliver new programs that achieve positive outcomes for patients and their care teams. Join this incredible panel of industry experts and thought leaders who bring to the discussion decades of experience in innovative drug launches.

Date: Thursday, September 24

Time: 1:00 p.m. ET

The webinar is free and open to anyone in the industry interested in participating in a practical conversation with industry leaders.

Register today at www.optimizerx.com/webinars.

About OptimizeRx

OptimizeRx is a digital health company that provides communications solutions for life science companies, physicians and patients. Connecting over half of healthcare providers in the U.S. and millions of patients through a proprietary network, the OptimizeRx digital health platform helps patients afford and stay on medications. The platform unlocks new patient and physician touchpoints for life science companies along the patient journey, from point-of-care, to retail pharmacy, through mobile patient engagement.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words ‘estimate,’ ‘possible’ and ’seeking’ and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 (x807)

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ron Both or Grant Stude, CMA

Tel (949) 432-7557

oprx@cma.team

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